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                                                                   Exhibit 99(a)


                                     BANK ONE CORPORATION
                                     1 Bank One Plaza
                                     Chicago, IL 60670
                                                                   News Release
[GRAPHIC OMITTED]


FOR IMMEDIATE RELEASE                                Contact: Thomas Kelly
                                                              (312) 732-7007

                     BANK ONE UPDATES INVESTORS AND ANALYSTS
                            AT NEW YORK PRESENTATION

CHICAGO, July 26, 2001 - In the presentation at its investor and analyst meeting today in New York, Bank One Corporation (NYSE: ONE) highlighted the following:

[X] The successful completion of the first major deposit systems conversion this week in Texas/Louisiana. Over the last year, the Corporation invested 90,000 hours of development time and $75 million to convert the 1.2 million customer accounts.

[X] The planned acceleration of the other four major conversions, with completion as early as the end of 2002.

[X] The planned acceleration of streamlining programs across the Corporation. The conversion and streamlining accelerations may require restructuring charges up to $200 million during the second half of 2001.

[X] The planned reduction of the Corporation's annual expense base to $9.0 billion by the end of 2001 after appropriate investments in marketing and technology and the additional expense for accelerated conversions. Bank One's expense base was $9.2 billion at the end of the second quarter of 2001 and $10.5 billion at June 30, 2000.

[X] The substantial completion of the Corporate Bank's refocusing initiative by the end of 2001. That includes aggressive reduction of aggregate credit exposure, the disciplined analysis of specific credit risk and emphasis on relationship profitability.

[X] If current economic conditions persist, non-performing loans will likely continue to increase, but commercial credit costs could possibly begin to trend down late in 2001 or early 2002.
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[X]  Completing the re-negotiation of Wachovia Corporation's credit card portfolio acquisition, which is expected to close imminently. The Wachovia portfolio is expected to add approximately $100 million after tax to 2002 earnings, as previously announced.

Bank One Corporation is the nation's fifth-largest bank holding company, with assets of more than $270 billion. Bank One offers a full range of financial services to commercial and business customers and consumers. It can be found on the Internet at www.bankone.com.


Forward-looking Statement

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This discussion of financial results contains forward-looking statements about the Corporation, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors--many of which are beyond the Corporation's control--could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Corporation's reports filed with the Securities and Exchange Commission, including the Corporation's Form 10-K for the year ended December 31, 2000, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with the Corporation's business and operations. Other factors described in the Corporation's December 31, 2000 Form 10-K include changes in business and economic conditions, competition, fiscal and monetary policies and legislation including the Gramm-Leach-Bliley Act of 1999.


Forward-looking statements speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events, such as further market deterioration that adversely affects credit quality, auto lease residuals and credit card asset values.


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